UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2007

NationsHealth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13650 N. W. 8th Street, Suite 109, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-903-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On October 2, 2007, NationsHealth, Inc. (the "Company") was advised by the the Nasdaq Listing Qualifications Department that for at least 30 consecutive business days, the closing bid price of the Company’s common stock was below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Capital Market under Marketplace Rule 4310(c)(4) ("the Rule").
The Company was provided until March 31, 2008, to regain compliance with the Rule, and during this time, the NationsHealth common stock will continue to trade on The Nasdaq Capital Market under the symbol "NHRX". If at any time before March 31, 2008, the bid price of the Company’s common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, the Nasdaq Staff will re-evaluate if the Company complies with the Rule. If compliance with the Rule cannot be demonstrated by March 31, 2008, the Nasdaq Staff will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, the Nasdaq Staff will grant an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Nasdaq Staff will notify the Company that its common stock will be delisted. At that time, the Company may appeal the Nasdaq Staff’s determination to delist its common stock to a Listing Qualifications Panel.
The Company is currently evaluating several alternatives to resolve the listing deficiency.
The Company's press release dated October 5, 2007, with respect to the notification from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
99.1 Press release, dated October 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NationsHealth, Inc.

October 5, 2007	By:	Timothy Fairbanks

Name: Timothy Fairbanks
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued on October 5, 2007